                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             APEX PC SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

               WASHINGTON                    91-1577634
     (State or other jurisdiction of    (I.R.S. Employer Identification No.)
     incorporation or organization)
                             ----------------------

                            20031 142ND AVENUE, N.E.
                         WOODINVILLE, WASHINGTON  98072
          (Address of principal executive offices, including zip code)
                             ----------------------

                             APEX PC SOLUTIONS, INC.
                            1995 EMPLOYEE STOCK PLAN
                            (Full title of the plan)
                             ----------------------

                                 KEVIN J. HAFER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            20031 142ND AVENUE, N.E.
                         WOODINVILLE, WASHINGTON  98072
                                 (206) 402-9393
(Name, address and telephone number, including area code, of agent for service)
                             ----------------------
                                   Copies to:
                            SAMUEL F. SARACINO, ESQ.
                             KAREN A. ANDERSEN, ESQ.
                            DAVIS WRIGHT TREMAINE LLP
                               2600 CENTURY SQUARE
                               1501 FOURTH AVENUE
                             SEATTLE, WA  98101-1688
                                 (206) 622-3150
                             ----------------------

                                        CALCULATION OF REGISTRATION FEE

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                                                                                      AMOUNT
  TITLE OF             AMOUNT          PROPOSED MAXIMUM   PROPOSED MAXIMUM              OF
SECURITIES TO          TO BE            OFFERING PRICE       AGGREGATE             REGISTRATION
BE REGISTERED        REGISTERED          PER SHARE (1)    OFFERING PRICE (1)            FEE
----------------------------------------------------------------------------------------------------
Common Stock,
no par value        1,501,744(2)             $9.38          $14,086,358.72           4,268.59
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The price per share is estimated to be $9.38 based on the average of the high ($9.63) and low ($9.13) sales prices for the Common Stock on March 21, 1997, as reported on the Nasdaq National Market System.

(2) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the Apex PC Solutions, Inc. 1995 Employee Stock Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's final prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act in connection with the filing of the Registrant's effective registration statement on Form SB-2 (File No. 333-17753), filed with the Commission pursuant to the Securities Act, containing audited financial statements for the Registrant's latest fiscal year;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above;

     (c) The description of the Registrant's Common Stock which is contained in the registration statement on Form SB-2 referred to in (a) above; and

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 23B.08.320 of the Washington Business Corporation Act provides that a corporation's articles of incorporation may contain provisions that provide indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Amended and Restated Articles of Incorporation (Exhibit 4.1 hereto) limit the liability of its directors for monetary damages arising from their conduct as directors, except for liability relating to acts or omissions that involve intentional misconduct, a knowing violation of law or the authorization of unlawful distributions, and liability relating to transactions in which the directors derive a personal benefit to which they are not legally entitled.
Such limitation does not affect the availability of equitable remedies. The Registrant's Amended and Restated Articles of Incorporation also provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Washington law. In particular, each officer and director of the Registrant is entitled to indemnification against all liability, loss and expense reasonably incurred by such officer or director in connection with any civil, criminal, administrative or investigative proceeding in which he or she is involved (whether in his or her official capacity or otherwise) by reason of the fact that he or she is or was serving as an officer or director of the Registrant. Washington law currently provides that a corporation may indemnify an officer or director against liability if the individual acted in good faith and, in the case of a noncriminal proceeding, if he or she reasonably believed they were acting in the best interests of the corporation, or, in the case of a criminal proceeding, if he

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or she had no reasonable cause to believe their conduct was unlawful.  In the case of a proceeding against an officer or director brought by or on behalf of the corporation, Washington law does not permit a corporation to indemnify an officer or director if he or she is found liable in such proceeding. In all other proceedings, indemnification is not permitted where the officer or director is found liable on the basis that he or she improperly received a personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

  4.1               Amended and Restated Articles of Incorporation (filed as
                    Exhibit 3.1 to Amendment No. 4 to the Registrant's Form SB-2 Registration Statement No. 333-17753 filed on February 14, 1997 as incorporated herein by reference)

  4.2               Amended and Restated Bylaws

  4.3               Apex PC Solutions, Inc. 1995 Employee Stock Plan

  5.1 Opinion of Davis Wright Tremaine LLP regarding legality of the Common Stock being registered

 23.1               Consent of Coopers & Lybrand L.L.P.

 23.2 Consent of Davis Wright Tremaine LLP (included in opinion filed as Exhibit 5.1)

 24.1               Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS.

(A)  The undersigned Registrant hereby undertakes to do the following:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodinville, State of Washington, on March 25, 1997.

                              APEX PC SOLUTIONS, INC.


                              /s/ Kevin J. Hafer
                              _____________________________________
                              Kevin J. Hafer
                              President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Kevin J. Hafer and Douglas A. Bevis, jointly and severally, as attorney-in-fact, each with full power of substitution, for such person and in any and all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                 TITLE                            DATE
       ---------                 -----                            ----



 /s/ Kevin J. Hafer     President, Chief Executive           March 25, 1997
 _____________________  Officer and Director
 Kevin J. Hafer         (Principal Executive Officer)

 /s/ Douglas A. Bevis   Vice President and Chief             March 25, 1997
 _____________________  Financial Officer
 Douglas A. Bevis       (Principal Financial and
                        Accounting Officer)

 /s/Jeffrey T. Chambers
 _____________________  Director                             March 25, 1997
 Jeffrey T. Chambers

 /s/ Sterling Crum
 _____________________  Director                             March 25, 1997
 Sterling Crum

 /s/ Edwin L. Harper
 _____________________  Director                             March 25, 1997
 Edwin L. Harper

 /s/ William McAleer
 _____________________  Director                             March 25, 1997
 William McAleer

                                INDEX TO EXHIBITS



 EXHIBIT                                                            SEQUENTIALLY
 NUMBER                    DESCRIPTION                             NUMBERED PAGE
 -------                   -----------                             -------------

 4.1      Amended and Restated Articles of Incorporation (filed as
          Exhibit 3.1 to Amendment No. 4 to the Registrant's Form SB-2 Registration Statement No. 333-17753 filed on February 14, 1997 and incorporated herein by reference)

 4.2      Amended and Restated Bylaws

 4.3      Apex PC Solutions, Inc. 1995 Employee Stock Plan

 5.1 Opinion of Davis Wright Tremaine LLP regarding legality of the Common Stock being registered

 23.1     Consent of Coopers & Lybrand L.L.P.

 23.2 Consent of Davis Wright Tremaine LLP (included in opinion filed as Exhibit 5.1)

 24.1     Power of Attorney (see signature page)